Exhibit 11(b)   EX-99.906CERT

I, James C. Robinson, President and Principal Executive Officer, and I, Peter K. Hoglund, Vice President and Principal Financial Officer, of Munder Series Trust (the “Trust”) each certify that:

1.     This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ James C. Robinson

James C. Robinson
President and Principal Executive Officer

Date:	March 4, 2004

By:	/s/ Peter K. Hoglund

Peter K. Hoglund
Vice President and Principal Financial Officer

Date:	March 4, 2004